As filed with the Securities and Exchange Commission on July 30, 1998
                                                    Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          MICROWAVE POWER DEVICES, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                        13-3622306
            --------                                        ----------
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)


                              49 Wireless Boulevard
                            Hauppauge, New York 11788
               (Address of principal executive offices) (Zip code)

              MICROWAVE POWER DEVICES, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                                EDWARD J. SHUBEL
                             CHIEF EXECUTIVE OFFICER
                          MICROWAVE POWER DEVICES, INC.
                              49 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11788
                                 (516) 231-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                        Copies of all communications to:
                             Stephen W. Rubin, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                        ---------------------------------
                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                Amount to be       Proposed maximum        Proposed maximum             Amount of
Title of securities to be registered            registered(1)     offering price per      aggregate offering        Registration Fee
                                                                        share(2)                price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          500,000 shares         $6.156               $3,078,000               $908.01
====================================================================================================================================

(1) The maximum number of shares as to which awards may be granted under the Microwave Power Devices, Inc. 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Plan.
(2) Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933 and is the product of multiplying the 500,000 shares as to which options may be granted under the Plan by $6.156, which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on July 28, 1998. The price stated is estimated solely for the purpose of calculating the Registration Fee.


================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


          The Section 10(a) prospectus for the Microwave Power Devices, Inc. 1996 Stock Option Plan is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Microwave Power Devices, Inc., a Delaware corporation (the "Company" or the "Registrant"), is registering herewith 500,000 shares of its common stock, par value $.01 per share (the "Common Stock"), which are issuable pursuant to the 1996 Stock Option Plan (the "Plan").

          Item 3.    Incorporation of Documents By Reference.
          ------     ---------------------------------------

          The  following   document  filed  with  the  Securities  and  Exchange
Commission by the Company is incorporated herein by reference:

               (1) The Registration Statement on Form S-8, Registration No. 333-34107 dated August 21, 1997.


          Item 8.   Exhibits.
          ------    --------

          4.1       Microwave Power Devices, Inc. 1996 Stock Option Plan

          *4.2      Microwave  Power  Devices,   Inc.  1996  Stock  Option  Plan
                    Amendment No. 1

          *23.1     Consent of Arthur Andersen LLP

          *23.3     Consent of Proskauer Rose LLP

          *24       Power of Attorney (included on signature page)

*  Filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York on July 30, 1998.

                               MICROWAVE POWER DEVICES, INC.


                              /s/ Edward J. Shubel
                              -----------------------------------------
                                Edward J. Shubel
                                Chief Executive Officer


                               POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edward J. Shubel and Paul Donofrio, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Microwave Power Devices, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1996 Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                              Title                           Date
----------                              -----                           ----

/s/ Edward J. Shubel         Chief Executive Officer; Director     July 30, 1998
-----------------------

Edward J. Shubel
/s/ Paul E. Donofrio         Chief Financial Officer               July 30, 1998
-----------------------
Paul E. Donofrio

                             Chairman of the Board                 July __, 1998
------------------------
George J. Sbordone

/s/ Merril M. Halpern        Director                              July 30, 1998
------------------------
Merril M. Halpern

/s/ A. Lawrence Fagan        Director                              July 30, 1998
------------------------
A. Lawrence Fagan

/s/ Alfred Weber             Director                              July 25, 1998
------------------------
Alfred Weber

/s/ David J. Aldrich         Director                              July 28, 1998
------------------------
David J. Aldrich

/s/ Warren A. Law            Director                              July 24, 1998
------------------------
Warren A. Law

/s/ James S. Silver          Director                              July 30, 1998
------------------------
James S. Silver